Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

NU-MED PLUS, INC.,

A UTAH CORPORATION,

AVID GOLD LTD,

A PRIVATE LIMITED COMPANY FORMED IN AND UNDER THE LAWS OF ENGLAND AND WALES (COMPANY NO. 17095806)

AND

THE SHAREHOLDERS OF AVID GOLD LTD

DATED

JUNE 29, 2026

TABLE OF CONTENTS

ARTICLE I. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AVID GOLD AND THE AVID GOLD SHAREHOLDERS		2

1.1.	Organization.	2
1.2.	Capitalization.	2
1.3.	Subsidiaries and Predecessor Corporations.	3
1.4.	Other Information.	3
1.5.	Options, Warrants, Convertible Securities.	3
1.6.	Absence of Certain Changes or Events.	4
1.7.	Avid Gold and Related Matters.	5
1.8.	Litigation and Proceedings.	5
1.9.	Contracts.	5
1.10.	Material Contract Defaults.	6
1.11.	No Conflict With Other Instruments.	6
1.12.	Governmental Authorizations.	6
1.13.	Compliance With Laws and Regulations.	6
1.14.	Authority; Binding Nature of Agreement.	7
1.15.	Material Transactions or Affiliations.	7
1.16.	Valid Obligation.	7
1.17.	Acquisition of the Company Securities.	8
1.18.	Exemption from Registration.	8
1.19.	Representations, Acknowledgements and Warranties of the Avid Gold Shareholders.	8
1.20.	Intellectual Property.	11
1.21.	Compliance With Laws.	13
1.22.	Environmental Matters.	14
1.23.	Avid Gold Properties.	14
1.24.	Insurance Coverage.	15
1.25.	Customer, Supplier and Employee Relations.	15
1.26.	Product and Service Matters.	15
1.27.	Compliance with United States Foreign Corrupt Practices Act.	16
1.28.	Insider Trading.	16
1.29.	Closing Date Releases.	17
1.30.	No Other Representations or Warranties.	17
1.31.	No Untrue Representation or Warranty.	18

ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY		18

2.1.	Common Stock Quotation.	18
2.2.	Organizational Documents.	18
2.3.	No Conflict or Violation; Default; Confirmations.	18
2.4.	Due Organization; No Subsidiaries.	19
2.5.	Organizational Documents.	20
2.6.	Authority; Binding Nature of Agreement.	20
2.7.	No Shareholder Vote Required.	20

i

2.8.	Consents.	20
2.9.	Capitalization.	21
2.10.	SEC Filings; Financial Statements.	22
2.11.	Organizational Documents.	24
2.12.	Absence of Changes.	24
2.13.	Title to Assets.	24
2.14.	Real Property; Leasehold.	25
2.15.	Intellectual Property.	25
2.16.	Agreements, Contracts and Commitments.	25
2.17.	Compliance; Permits; Restrictions.	27
2.18.	Legal Proceedings; Orders.	27
2.19.	Absence of Undisclosed Liabilities.	28
2.20.	Tax Matters.	28
2.21.	Employee and Labor Matters; Benefit Plans.	30
2.22.	Environmental Matters.	32
2.23.	No Financial Advisors.	33
2.24.	Anti-Bribery.	33
2.25.	Valid Issuance.	33
2.26.	Foreign Corrupt Practices.	33
2.27.	No Disqualification Events.	33
2.28.	Transactions with Affiliates.	34
2.29.	Approval of Agreement.	34
2.30.	Avid Gold Properties.	34
2.31.	Valid Obligation.	34
2.32.	No Other Representations or Warranties.	34
2.33.	No Untrue Representation or Warranty.	34

ARTICLE III. PLAN OF EXCHANGE		35

3.1.	The Exchange.	35
3.2.	Closing.	35
3.3.	Tradability of Company Securities.	35
3.4.	Termination.	36
3.5.	Effect of Termination.	37

ARTICLE IV. SPECIAL COVENANTS		38

4.1.	Access to Properties and Records.	38
4.2.	Delivery of Books and Records and Bank Accounts.	38
4.3.	Third Party Consents and Certificates.	38
4.4.	Actions Prior to Closing.	38
4.5.	Post-Closing Conditions.	40

ARTICLE V. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		42

5.1.	Ownership of Avid Gold.	42
5.2.	Accuracy of Representations and Performance of Covenants.	43
5.3.	Officer’s Certificate.	43
5.4.	No Material Adverse Change.	43

ii

5.5.	Approval by Avid Gold.	43
5.6.	No Governmental Prohibition.	43
5.7.	Consents.	43
5.8.	The Avid Gold Shareholders Stock Powers.	43
5.9.	The Avid Gold Schedules.	44
5.10.	Avid Gold Financials.	45
5.11.	Avid Gold Property Acquisition.	45
5.12.	Other Closing Conditions.	45

ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF AVID GOLD AND THE AVID GOLD SHAREHOLDERS		45

6.1.	Accuracy of Representations and Performance of Covenants.	45
6.2.	Officer’s Certificate.	45
6.3.	No Material Adverse Change.	45
6.4.	No Governmental Prohibition.	46
6.5.	Consents.	46
6.6.	The Company Schedules.	46
6.7.	Series X Super Voting Preferred Stock.	47
6.8.	Series A Designation.	47
6.9.	Additional Company Closing Conditions.	47
6.10.	Directors and Officers following Closing.	48
6.11.	Section 16 Matters.	48
6.12.	Other Closing Conditions.	48

ARTICLE VII. INDEMNIFICATION		48

7.1.	Indemnification by the Avid Gold Shareholders.	48
7.2.	Indemnification by the Company.	49
7.3.	Survival of Representations, Warranties and Covenants.	49
7.4.	Notice and Opportunity to Defend.	49
7.5.	Remedies Exclusive.	50
7.6.	Emergency Relief.	50
7.7.	Right to Set Off.	50
7.8.	Materiality Waiver for Indemnification.	50

ARTICLE VIII. CONFIDENTIALITY		50

8.1.	Confidentiality.	50
8.2.	Enforceability.	51

ARTICLE IX. Non-Solicitation		51

9.1.	Company Non-Solicitation.	51
9.2.	Avid Gold Non-Solicitation.	52
9.3.	Notification of Certain Matters.	53

ARTICLE X. DEFINITIONS		54

10.1.	Certain Definitions.	54
10.2.	Other Definitional Provisions.	62

iii

ARTICLE XI. MISCELLANEOUS		63

11.1.	No Bankruptcy and No Criminal Convictions.	63
11.2.	Broker/Finder’s Fee.	63
11.3.	Governing Law and Jurisdiction.	64
11.4.	Notices.	64
11.5.	Attorney’s Fees.	65
11.6.	Confidentiality.	66
11.7.	Publicity.	66
11.8.	Schedules and Exhibits.	66
11.9.	Schedules; Knowledge.	66
11.10.	Third Party Beneficiaries.	66
11.11.	Entire Agreement.	66
11.12.	Survival; Termination.	66
11.13.	Counterparts.	67
11.14.	Amendment or Waiver.	67
11.15.	Best Efforts.	67
11.16.	Remedies.	67
11.17.	Severability.	67
11.18.	Independent Nature of Avid Gold Shareholders’ Obligations and Rights.	68
11.19.	Avid Gold Legal Counsel.	68
11.20.	No Presumption from Drafting.	68
11.21.	Review and Construction of Documents.	68
11.22.	Headings; Gender.	69
11.23.	Transaction Expenses.	69
11.24.	Cooperation Following the Closing.	69
11.25.	Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.	69

iv

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 29th day of June 2026, by and among Nu-Med Plus, Inc., a Utah corporation, having an address at 640 Belle Terre Rd. 2 E, Port Jefferson, NY 11777 (the “Company”) and Avid Gold Ltd, a private limited company formed under the laws of England and Wales, having an address at 167-169 Great Portland Street, 5th Floor, London W1W 5PF, United Kingdom (“Avid Gold”), and the person(s) executing this Agreement listed on the signature page hereto under the heading “Avid Gold Shareholders” (referred to as the “Avid Gold Shareholders”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the Avid Gold Shareholders own all of the outstanding ordinary shares of Avid Gold (the “Avid Gold Shares”), totaling one-hundred percent (100%) of the issued and outstanding ordinary shares of Avid Gold;

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Utah, whose common stock is quoted on the OTCQB Venture Market under the symbol “NUMD”;

WHEREAS, Avid Gold is a private limited company formed under the laws of England and Wales;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding securities of Avid Gold in exchange for certain securities of the Company, as more particularly set forth herein (the “Exchange Offer” or the “Exchange”), so that Avid Gold will become a wholly-owned subsidiary of the Company; and

WHEREAS, the Avid Gold Shareholders desire to exchange all of their Avid Gold Shares in Avid Gold in exchange for securities of the Company as set forth below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE X.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

ARTICLE I.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AVID GOLD AND THE AVID GOLD SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the Avid Gold Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), Avid Gold and the Avid Gold Shareholders represent and warrant the following, as of the date of this Agreement, or such other date as may be discussed below (which shall be re-confirmed at Closing). Unless otherwise expressly stated or the context otherwise requires, each reference to Avid Gold below shall be deemed to include each of its Subsidiaries, and each representation and warranty made with respect to Avid Gold shall be deemed to apply equally to its Subsidiaries:

1.1.         Organization. Avid Gold is a private limited company formed under the laws of England and Wales. Avid Gold has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable Laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Avid Gold Schedules are complete and correct copies of the Certificate of Incorporation and Bylaws (or similar organizational documents) of Avid Gold as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Avid Gold’s Certificate of Incorporation (or similar organizational documents) or Bylaws. Avid Gold has taken all actions required by Law, its Certificate of Incorporation and Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement. Avid Gold has full power, authority, and legal right and has taken all action required by Law, its Certificate of Incorporation and Bylaws (or similar organizational documents), and otherwise to consummate the transactions herein contemplated.

1.2.         Capitalization.

1.2.1           All issued and outstanding Avid Gold Shares of Avid Gold are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Prior to giving effect to the transactions contemplated by this Agreement, the Avid Gold Shareholders are the legal and beneficial owners of all of the issued and outstanding equity interests of Avid Gold, with each Avid Gold Shareholder owning the equity interests of Avid Gold set forth on the signature page hereof, all of which equity interests are owned free and clear of any Liens (other than those imposed under applicable securities laws). The Avid Gold Shares to be delivered by the Avid Gold Shareholders to the Company at the Closing constitute all of the issued and outstanding equity interests of Avid Gold. All of the outstanding equity interests of Avid Gold were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Avid Gold’s governing documents or any contract to which Avid Gold is a party or by which it or its securities are bound. Avid Gold holds no equity interests in its treasury. None of the outstanding equity interests of Avid Gold were issued in violation of any applicable securities Laws. There are no convertible securities of Avid Gold. There are no preemptive rights or rights of first refusal or first offer with respect to Avid Gold’s equity securities, nor are there any contracts, commitments, arrangements or restrictions to which Avid Gold or, to the Knowledge of Avid Gold, any of its equity holders is a party or bound relating to any equity securities or convertible securities of Avid Gold, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Avid Gold. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of Avid Gold’s equity interests. There are no outstanding contractual obligations of Avid Gold to repurchase, redeem or otherwise acquire any equity interests of Avid Gold. There are no declared or accrued but unpaid dividends with respect to any equity interests of Avid Gold.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.3.         Subsidiaries and Predecessor Corporations.  Avid Gold does not have any predecessor corporation(s) or subsidiaries other than as set forth on Schedule 1.3.

1.4.         Other Information.

1.4.1           Avid Gold has no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable or as provided in the Avid Gold Schedules.

1.4.2           Avid Gold has filed all federal, provincial, state or local income and/or franchise Tax returns required to be filed by it from inception to the date hereof. Each of such income Tax returns reflects the Taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

1.4.3           The books and records of Avid Gold are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

1.4.4           Avid Gold has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of One Hundred Thousand Dollars ($100,000) except as disclosed in writing to the Company on Schedule 1.4.4.

1.5.       Options, Warrants, Convertible Securities. Other than as set forth on Schedule 1.5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating Avid Gold to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Avid Gold or obligating Avid Gold to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of Avid Gold.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.6.         Absence of Certain Changes or Events. Except as set forth in this Agreement or the Avid Gold Schedules, since January 1, 2025:

1.6.1           There has not been (i) any material adverse change in the business, operations, facilities, properties, assets, or condition of Avid Gold or (ii) any damage, destruction, or loss to Avid Gold (whether or not covered by insurance) materially and adversely affecting the business or financial condition of Avid Gold;

1.6.2           Avid Gold has not (i) amended its organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Avid Gold; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

1.6.3           Avid Gold has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of One Hundred Thousand Dollars ($100,000) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Twenty-Five Thousand Dollars ($25,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Twenty-Five Thousand Dollars ($25,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of Avid Gold, other than in the ordinary course of business; and

1.6.4           To the best Knowledge of the Avid Gold Shareholders, Avid Gold has not become subject to any Law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, facilities, properties, assets, or condition of Avid Gold.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.7.        Avid Gold and Related Matters. No third party has any right to, and Avid Gold has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of Avid Gold or any material portion of its properties, assets, or rights.

1.8.        Litigation and Proceedings. Other than as set forth on Schedule 1.8, there are no actions, suits, or proceedings pending or, to the Knowledge of the Avid Gold Shareholders after reasonable investigation, threatened by or against Avid Gold or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Avid Gold Shareholders do not have any Knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.9.         Contracts.

1.9.1           Except as disclosed on Schedule 1.9.1, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Avid Gold is a party or by which any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than twelve (12) months after the date of this Agreement and (ii) involves obligations of at least One Hundred Thousand Dollars ($100,000) unless otherwise disclosed pursuant to this Agreement);

1.9.2           All contracts, agreements, franchises, license agreements, and other commitments, if any, to which Avid Gold is a party and which are material to the operations or proposed operations of Avid Gold taken as a whole are valid and enforceable by Avid Gold in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

1.9.3            Avid Gold is not a party to or bound by, and the properties of Avid Gold are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Avid Gold; and

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.9.4           Except as included or described in the Avid Gold Schedules, Avid Gold is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Avid Gold is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Avid Gold.

1.10.       Material Contract Defaults. Avid Gold is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Avid Gold, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Avid Gold has not taken adequate steps to prevent such a default from occurring.

1.11.       No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, lease, deed of trust, or other material contract, agreement, or instrument to which Avid Gold is a party or to which any of its properties, facilities or operations are subject as of the date of this Agreement and/or as of the Closing Date.

1.12.      Governmental Authorizations. Except as set forth in Schedule 1.12, Avid Gold holds, and has held since January 1, 2025, all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other Governmental Body is required in connection with the execution and delivery by Avid Gold and the Avid Gold Shareholders of this Agreement and the consummation by Avid Gold and the Avid Gold Shareholders of the transactions contemplated hereby. The Governmental Authorizations held by Avid Gold are, and since January 1, 2025 have been, in all material respects valid and in full force and effect and no suspension or cancellation of any of the Governmental Authorizations is pending or threatened in writing or, to the knowledge of Avid Gold, threatened orally. Avid Gold is in material compliance with the terms and requirements of such Governmental Authorizations.

1.13.     Compliance With Laws and Regulations. Except as set forth in the Avid Gold Schedules, to the best Knowledge of the Avid Gold Shareholders, Avid Gold has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Avid Gold or except to the extent that noncompliance would not result in the occurrence of any material liability for Avid Gold.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.14.       Authority; Binding Nature of Agreement.

1.14.1         Avid Gold has all necessary corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The Board of Directors of Avid Gold (at a meeting duly called and held or by written consent in lieu of a meeting), has unanimously authorized, approved and declared advisable this Agreement and other actions contemplated by this Agreement.

1.14.2         This Agreement has been duly executed and delivered by Avid Gold and, assuming the due authorization, execution and delivery by the Company and the Avid Gold Shareholders, constitutes the legal, valid and binding obligation of Avid Gold, enforceable against Avid Gold in accordance with its terms, subject to the Enforceability Exceptions.

1.14.3         Each Avid Gold Shareholder has all necessary corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The entry into this Agreement and the transactions contemplated herein have been approved by all necessary approval of the governing body of each Avid Gold Shareholder, as applicable.

1.14.4         This Agreement has been duly executed and delivered by each Avid Gold Shareholder and, assuming the due authorization, execution and delivery by the Company and Avid Gold, constitutes the legal, valid and binding obligation of each Avid Gold Shareholder, enforceable against the Avid Gold Shareholder, in accordance with its terms, subject to the Enforceability Exceptions.

1.15.      Material Transactions or Affiliations. Set forth in the Avid Gold Schedules is a description, if applicable, of every contract, agreement, or arrangement between Avid Gold and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any Avid Gold Shareholder to own beneficially, five percent (5%) or more of the issued and outstanding securities of Avid Gold and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Avid Gold Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of Avid Gold has, or has had since formation, any known interest, direct or indirect, in any transaction with Avid Gold which was material to the business of Avid Gold. There are no commitments by Avid Gold, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

1.16.     Valid Obligation. This Agreement and all agreements and other documents executed by Avid Gold and the Avid Gold Shareholders in connection herewith constitute the valid and binding obligation of Avid Gold and the Avid Gold Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.17.      Acquisition of the Company Securities. The Avid Gold Shareholders are each acquiring the Company Securities for their own account without the participation of any other person and with the intent of holding the Company Securities for investment and without the intent of participating, directly or indirectly, in a distribution of the Company Securities, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Company Securities, or any portion thereof. The Avid Gold Shareholders have read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The Avid Gold Shareholders will offer, sell, pledge, convey or otherwise transfer the Company Securities, or any portion thereof, only if: (i) pursuant to an effective registration statement under the Securities Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the Securities Act and such laws; or (ii) pursuant to a valid exemption from registration.

1.18.      Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act.

1.19.      Representations, Acknowledgements and Warranties of the Avid Gold Shareholders. Each of the Avid Gold Shareholders (each a “Share Recipient”), represent, acknowledge and warrant the following to the Company, and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

1.19.1         Each Share Recipient recognizes that the Company Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Each Share Recipient may not sell the Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

1.19.2         Each Share Recipient is acquiring the Company Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Company Securities. No one other than the Share Recipient will have any beneficial interest in said securities. Each Share Recipient agrees to set forth the terms of its ownership, record address and tax id number if applicable on the Form of Stock Registration Form, attached hereto as Exhibit A;

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.19.3     Each Share Recipient acknowledges that it:

(i)          is a “sophisticated investor” and an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, and

(ii)    is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and (ii) the Company’s Quarterly Reports on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Nu-Med Plus” in the “Name, ticker symbol, or CIK” field, and clicking the “Submit” button), from January 1, 2025, to the date of such Share Recipient’s entry into this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company; in connection with each Share Recipient’s acceptance of the Company Securities and investment decision in connection therewith. Each Share Recipient acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

1.19.4      Each Share Recipient has such knowledge and experience in financial and business matters such that the Share Recipient is capable of evaluating the merits and risks of an investment in the Company Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Company Securities;

1.19.5      Each Share Recipient has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Exchange and the Company, and all such questions have been answered to the full satisfaction of such Share Recipient;

1.19.6      Each Share Recipient recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost. The ownership of the Company Securities as an investment involves special risks. Each Share Recipient has had a reasonable opportunity to ask questions of and receive answers regarding the Company and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.19.7       Each Share Recipient realizes that the Company Securities cannot readily be sold as they will be restricted securities and therefore the Company Securities must not be accepted in the Exchange Offer unless such Share Recipient has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Share Recipient can provide for current needs and possible personal contingencies;

1.19.8        Each Share Recipient confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Company Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment. Each Share Recipient also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

1.19.9         All information which each Share Recipient has provided to the Company concerning such Share Recipient’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, such Share Recipient will immediately provide the Company with such information;

1.19.10       Each Share Recipient has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Company Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Company Securities are a suitable investment for him, her, or it;

1.19.11        Each Share Recipient has not become aware of and has not been offered the Company Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Share Recipient’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

1.19.12        Each Share Recipient confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Company Securities by Share Recipients, and each Share Recipient is solely responsible for determining the status, in his, her or its hands, of the Company Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Company Securities; and

1.19.13        Each Share Recipient confirms and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Company Securities for investment or any recommendation or endorsement of the Company Securities. The Company Securities have not been registered under the Securities Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.20.       Intellectual Property.

1.20.1         Avid Gold owns all right, title and interest in the intellectual property assets set forth in Schedule 1.20.3, Schedule 1.20.4 and Schedule 1.20.7 and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 1.20.1, Avid Gold owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by Avid Gold or used in connection with the operation of its business as currently conducted, including without limitation the intellectual property set forth on Schedule 1.20.3, Schedule 1.20.4 and Schedule 1.20.7. Avid Gold has taken all necessary and desirable action to maintain each item of Intellectual Property that Avid Gold owns or uses with respect to its business. All maintenance fees of patents set forth in Schedule 1.20.3 which become due (without the payment of a surcharge) prior to the Closing shall be paid by Avid Gold prior to the Closing.

1.20.2         Avid Gold has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Avid Gold has ever received any charge, complaint, claim, demand or notice from any Governmental Body or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Avid Gold must license or refrain from using any Intellectual Property rights of any other Person). To Avid Gold’s Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Avid Gold.

1.20.3         Schedule 1.20.3 identifies (i) each patent or patent registration which has been issued to Avid Gold in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which Avid Gold has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). Avid Gold has delivered to the Company correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”). Prior to Closing, Avid Gold shall deliver to designated counsel of the Company all files in the possession of Avid Gold and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 1.20.3 (the “Patent Documentation”).

1.20.4          Schedule 1.20.4 identifies each registered and unregistered trademark, including product names and domain names, used by Avid Gold in connection with its business. Avid Gold has delivered to the Company correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 1.20.4. Avid Gold represents that it owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by Avid Gold, any Affiliate thereof or its predecessor-in-interest.

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.20.5         Avid Gold represents that it owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by Avid Gold, any Affiliate thereof or its predecessor-in-interest.

1.20.6         Avid Gold represents that neither itself, any Affiliate thereof nor its predecessor-in-interest is a party to any license, agreement or other permission which Avid Gold has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

1.20.7         Schedule 1.20.7 identifies trade secrets and confidential business information of Avid Gold.

1.20.8         With respect to each item of Intellectual Property required to be identified on Schedule 1.20.3, Schedule 1.20.4 and Schedule 1.20.7:

(i)          except as set forth on Schedule 1.20.1, Avid Gold owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

(ii)         except as set forth in Schedule 1.20.1, Avid Gold is unaware of any transfers of ownership or title of Intellectual Property;

(iii)        such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv)        no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Avid Gold’s or any Avid Gold Shareholder’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v)         no prior art or activity is known by Avid Gold which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 1.20.3, or the validity or enforceability of the trademarks set forth in Schedule 1.20.4;

(vi)        Avid Gold has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

(vii)       all licenses, agreements and other permissions pertaining to such item and all other rights to which Avid Gold is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

(viii)      Avid Gold has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has Avid Gold granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

1.20.9           Avid Gold represents that it does not use any computer software or Intellectual Property owned by any Person other than Avid Gold pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

1.20.10         To Avid Gold’s Knowledge, the continued operation of its business as currently conducted does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

1.20.11         Avid Gold has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Avid Gold.

1.21.       Compliance With Laws.

1.21.1         Avid Gold is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local Laws, to which it or any of its assets or properties are subject, which may have a material adverse effect on its business or operations. Except as set forth in Schedule 1.21.1, Avid Gold has not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of Avid Gold or its business or operations, Avid Gold is not aware of any such violation or potential liability.

1.21.2         Schedule 1.21.2 sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the “Permits”) issued and held by or on behalf of Avid Gold or, required to be so issued and held in connection with its business or operations as currently conducted by Avid Gold. Except as disclosed in Schedule 1.21.2, Avid Gold is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. Avid Gold is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by Avid Gold.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.21.3         No officer, director or greater than 20% shareholder of Avid Gold is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by Avid Gold under Rule 506(e) of the Securities Act in any offering under Regulation D.

1.22.       Environmental Matters.

1.22.1         The operations of Avid Gold are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

1.22.2         Avid Gold has no Knowledge of any required Environmental Permits required under all applicable Environmental Laws necessary to operate;

1.22.3        Avid Gold is not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a hazardous material. “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

1.22.4         Avid Gold has not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

1.22.5         Avid Gold has not incurred, assumed or undertaken any contingent liability in connection with any Release of any hazardous materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws;

1.22.6         To the Knowledge of Avid Gold and the Avid Gold Shareholders, there is not located at any of the properties of Avid Gold any (i) underground storage tanks, (ii) asbestos or asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold; and

1.22.7         Avid Gold has provided to the Company all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed within the previous five years with respect to the currently or previously owned, leased or operated properties of Avid Gold.

1.23.      Avid Gold Properties.

1.23.1      Title.

(i)          Schedule 1.23.1(i) identifies all of the Avid Gold Properties pursuant to which Avid Gold expects to derive rights following the closing of the Mineral Purchase Agreement, and subject to the closing thereof.

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

(ii)         Schedule 1.23.1(ii) sets forth all the rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations payable in relation to any Avid Gold Properties (collectively, the “Royalties”), and there are no other Royalties in effect or contingent that will come into effect or increase in the future. All Royalties due and payable, or performable, as the case may be, on or prior to the date hereof and prior to the Effective Date under, with respect to, or on account of, any direct or indirect assets of Avid Gold have been (i) duly paid; (ii) duly performed; or (iii) provided for prior to the date of this Agreement.

1.24.         Insurance Coverage. Schedule 1.24 contains a list of all of the insurance policies and fidelity bonds covering the assets, businesses, operations, employees, officers and agents of Avid Gold. There is no material claim by Avid Gold pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all of such policies and bonds have been paid, and Avid Gold has complied in all material respects with the terms and conditions of all of such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither Avid Gold nor any of the Avid Gold Shareholders have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

1.25.         Customer, Supplier and Employee Relations. Schedule 1.25 includes a complete and correct list of (a) all customers of Avid Gold who have made aggregate purchases in excess of 5% of the total revenues of Avid Gold in calendar year 2026, and (b) all suppliers from whom Avid Gold has purchased in excess of $100,000 in equipment or supplies in calendar year 2026. The relationships of Avid Gold with such customers and suppliers and the employees of Avid Gold are good commercial working relationships and, except as disclosed in Schedule 1.25, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified Avid Gold of any intention to cancel, terminate or materially alter its relationship with Avid Gold since December 31, 2025 and there will not be any such change as a result of the transactions contemplated by this Agreement.

1.26.         Product and Service Matters. Except as disclosed in Schedule 1.26, each product manufactured, sold, leased, delivered or installed or services performed by Avid Gold prior to the Closing has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of Avid Gold. Schedule 1.26 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of Avid Gold (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 1.26, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.27.       Compliance with United States Foreign Corrupt Practices Act. (a)          Avid Gold is in compliance with and has not made any payments that would be in violation of the United States Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”).

(b)          In connection with its compliance with the FCPA, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the FCPA, any enforcement actions and, to the Knowledge of each Avid Gold Shareholder, there are no threats of enforcement actions, or any facts that could result in any adverse or negative performance evaluation related to the FCPA for Avid Gold.

(c)          Neither the U.S. Government nor any other Person has notified Avid Gold of any actual or alleged violation or breach of the FCPA.

(d)          Avid Gold has not undergone and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to Avid Gold’s compliance with the FCPA and, to the Knowledge of each Avid Gold Shareholder, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

(e)          Avid Gold has not been and is not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to Avid Gold’s compliance with the FCPA and, to the Knowledge of each Avid Gold Shareholder, there is no basis for any such investigation or indictment.

(f)          Avid Gold has not been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to Avid Gold’s compliance with the FCPA and, to the Knowledge of each Avid Gold Shareholder, there is no basis for any such proceeding.

1.28.      Insider Trading. Each Avid Gold Shareholder certifies and confirms that he she or it has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. Each Avid Gold Shareholder further certifies and confirms that he she or it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities. Each Avid Gold Shareholder further certifies and confirms that it has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase, sell or otherwise trade shares of the Company’s securities in the marketplace.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.29.       Closing Date Releases.

1.29.1         Effective on the Closing Date, except as set forth on Schedule 1.29.1, the Avid Gold Shareholders for themselves and their successors and assigns, hereby release, acquit and forever discharge Avid Gold and its respective Affiliates, officers, directors, employees and agents and its respective successors and assigns of and from any and all Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Avid Gold Shareholders have, own or hold as of the Closing Date, or have at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of Avid Gold or the negligence of any of Avid Gold or its employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover (a) any Claims against Avid Gold or any of its Affiliates (other than Avid Gold) unrelated in any way to Avid Gold; (b) any Claims arising under any agreement between such Avid Gold Shareholder and Avid Gold, previously disclosed to the Company, to be continued after the Closing Date; or (c) any Claims arising under this Agreement. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 1.29 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in ARTICLE VII or in any other document or agreement.

1.29.2         As of the date of this Agreement, each of the Avid Gold Shareholders hereby represents and warrants that such Avid Gold Shareholder has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the Claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 1.29.1. Each of the Avid Gold Shareholders represents and warrants that such Avid Gold Shareholder has read and understands all of the provisions of this Section 1.29.1 and that the Member has been represented by legal counsel of the Members’ own choosing in connection with the negotiation, execution and delivery of this Agreement.

1.29.3         The release provided by the Avid Gold Shareholders pursuant to Section 1.29.1 shall apply notwithstanding that the matter for which the release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of Law by a released party, including Avid Gold and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and Liabilities based on theories of strict liability.

1.30.      No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE I or in any Avid Gold Schedule, neither Avid Gold, any Avid Gold Shareholder nor any other Person makes any other express or implied representation or warranty on behalf of Avid Gold, the Avid Gold Shareholders, or any of their Affiliates or Representatives to the Company.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

1.31.         No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company by Avid Gold or the Avid Gold Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE II.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to and to obtain the reliance of Avid Gold and the Avid Gold Shareholders, except as set forth on the Company Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), the Company represents and warrants as follows (which shall be re-confirmed at Closing):

2.1.          Common Stock Quotation. The Company’s common stock is quoted on the OTCQB Venture Market under the symbol “NUMD”. The Company has no Knowledge of any notices of non-compliance with the OTCQB Venture Market listing criteria.

2.2.         Organizational Documents. Company has made available to the Avid Gold Shareholders accurate and complete copies of the Organizational Documents of Company in effect as of the date of this Agreement. Company is not in breach or violation of its respective Organizational Documents in any material respect.

2.3.          No Conflict or Violation; Default; Confirmations.

2.3.1           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, license, mortgage, indenture, lease, loan agreement, note or other obligation or liability (each, a “Company Contract”) to which the Company is a party or by which it is bound, (b) any provision of the certificate of incorporation or Bylaws of the Company, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which the Company or Company’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of the Company, threatened violation or default under any Company Contract.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.3.2           No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the SEC and, to the Company’s Knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

2.3.3           The Company is not and has not during the past ten years, and the present and past officers, directors and Affiliates of the Company are not, and have not for the past ten years, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

2.3.4           No officer, director or greater than 20% shareholder of the Company is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by the Company under Rule 506(e) of the Securities Act in any offering under Regulation D.

2.4.         Due Organization; No Subsidiaries.

2.4.1           The Company is a corporation duly incorporated, validly existing under the Laws of the State of Utah, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in each of the foregoing cases, where the failure to have such power or authority would not reasonably be expected to prevent or materially delay the ability of Company to consummate the Exchange. The Company is in good standing under the Laws of the State of Utah.

2.4.2           Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

2.4.3           Company has no subsidiaries; and Company does not own any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or control directly or indirectly, any other entity.

2.4.4           Company not and has not been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Company has not agreed and is not obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other entity.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.5.         Organizational Documents. Company has made available to Avid Gold accurate and complete copies of the Organizational Documents of Company in effect as of the date of this Agreement. Company is not in breach or violation of its Organizational Documents in any material respect.

2.6.         Authority; Binding Nature of Agreement.

2.6.1           Company has all necessary corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the Exchange. The Board of Directors of the Company (at a meeting duly called and held or by written consent in lieu of a meeting), has unanimously: (i) determined that the Exchange is fair to, advisable and in the best interests of Company and its stockholders; and (ii) authorized, approved and declared advisable this Agreement and the Exchange, including the issuance of the Company Securities to the stockholders of Avid Gold pursuant to the terms of this Agreement and other actions contemplated by this Agreement.

2.6.2           This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by Avid Gold and the Avid Gold Shareholders, constitutes the legal, valid and binding obligation of Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.7.         No Shareholder Vote Required. No vote of any shareholder of any class or series of stock of the Company is necessary to adopt and approve this Agreement and approve the Exchange.

2.8.         Consents.

2.8.1           Except for (A) any Consent set forth on Schedule 2.8, (B) the filing of the Designations with the Secretary of State of the State of Utah pursuant to the Utah Revised Business Corporation Act and (C) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, the Company is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Exchange, which if individually or in the aggregate were not given or obtained, would reasonably be expected to prevent or materially delay the ability of Company to consummate the Exchange.

2.8.2           The Board of Directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in the Utah Control Shares Acquisition Act (Utah Code Section 61-6-1, et seq.) and The Utah Business Combination Act (Utah Code §16-10a-1801 et seq.) are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and to the consummation of the Exchange. No other state Takeover Statute or similar Law applies or purports to apply to this Agreement, or any of the Exchange.

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.9.         Capitalization.

2.9.1           The authorized capital stock of Company as of the date of this Agreement consists of (i) 90,000,000 shares of Company common stock, par value $0.001 per share (“Company Common Stock”), of which 83,548,469 shares are issued and outstanding as of the close of business on the date hereof and (ii) 10,000,000 shares of preferred stock of Company, par value $0.001 per share (“Company Preferred Stock”), of which (a) 9,000,000 shares are designated as Series A Preferred Stock, of which 500,000 shares of Series A Convertible Preferred Stock will be issued and outstanding as of the Closing Date; and (b) 1,000,000 shares of Preferred Stock are designated as Series X Super Voting Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement. The Company does not hold any shares of its capital stock in its treasury.

2.9.2           All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Common Stock are subject to any right of first refusal in favor of Company. Except as contemplated herein and as set forth in Schedule 2.9.2, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Except as set forth in Schedule 2.9.2, Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.  The issuance and exchange of the Company Securities will not obligate the Company to issue shares of Company Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument (other than any proportionate adjustment as a result of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction).

2.9.3           Except as set forth on Schedule 2.9.3, Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person.

2.9.4           Except as set forth on Schedule 2.9.4, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Company; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Company.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.9.5           All outstanding shares of Company Common Stock and other securities of Company have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

2.10.        SEC Filings; Financial Statements.

2.10.1         Other than such documents that can be obtained on the SEC’s website at www.sec.gov, Company has delivered or made available to Avid Gold and the Avid Gold Shareholders, accurate and complete copies of all Registration Statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Company with the SEC since January 1, 2025 (the “Company SEC Documents”). All material statements, reports, schedules, forms and other documents required to have been filed by Company or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 2.10.1, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

2.10.2          The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by the SEC on Form 10-Q under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Company for the periods covered thereby. Other than as expressly disclosed in the Company SEC Documents filed prior to the date of this Agreement, there has been no material change in Company’s accounting methods or principles that would be required to be disclosed in Company’s financial statements in accordance with GAAP. The books of account and other financial records of Company and each of its Subsidiaries are true and complete in all material respects.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.10.3         Except as set forth on Schedule 2.10.3, as of the date of this Agreement, Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable current listing and governance rules and regulations of OTC Markets.

2.10.4         Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures designed to provide reasonable assurance (i) that Company maintains records that in reasonable detail accurately and fairly reflect Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Company Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Company’s assets that could have a material effect on Company’s financial statements. Company has evaluated the effectiveness of Company’s internal control over financial reporting as of December 31, 2025, and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to Company’s auditors and the audit committee of the Company’s Board of Directors (and made available to Avid Gold and each Avid Gold Shareholder, a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting. Except as set forth in the Company SEC Documents, Company has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Company’s internal control over financial reporting.

2.10.5          Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by Company in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.10.6          To Company’s Knowledge, Company’s auditor has at all times since January 1, 2024, been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

2.10.7         Since January 1, 2024, Company has not received any comment letter from the SEC or the staff thereof.

2.11.       Organizational Documents.

2.11.2         Company has made available to Avid Gold and the Avid Gold Shareholders accurate and complete copies of the Organizational Documents of Company in effect as of the date of this Agreement. The Company is not in breach or violation of its Organizational Documents in any material respect.

2.12.       Absence of Changes.

2.12.1         Except as set forth on Schedule 2.12, between the date of the Company Balance Sheet and the date of this Agreement, Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Exchange) and there has not been any action, event or occurrence that would have required the consent of Avid Gold pursuant to the terms of this Agreement, had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.12.2         Between the date of the Company Balance Sheet and the date of this Agreement, there has not been any Company Material Adverse Effect.

2.13.      Title to Assets. Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all tangible assets reflected on the Company Balance Sheet; and (b) all other tangible assets reflected in the books and records of Company as being owned by Company. All of such assets are owned or, in the case of leased assets, leased by Company free and clear of any Encumbrances, other than Permitted Company Encumbrances.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.14.      Real Property; Leasehold. The Company does not own, and has never owned any real property. Schedule  2.14 sets forth all real properties with respect to which Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Company, and Company has made available to Avid Gold copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default by Company or, to Company’s Knowledge, the other party thereto, thereunder. Company’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and Company has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Avid Gold Encumbrances.

2.15.       Intellectual Property.

2.15.1         The Company does not own, lease, license or use, any Intellectual Property.

2.15.2         To Company’s Knowledge, the operation of the businesses of Company as currently conducted does not infringe any Intellectual Property Rights or misappropriate or otherwise violate any other issued or granted Intellectual Property Right owned by any other Person. As of the date of this Agreement, no Legal Proceeding is pending (or, to Company’s Knowledge, is threatened) (A) against Company alleging that the operation of the businesses of Company infringes or constitutes the misappropriation or other violation of any issued or granted Intellectual Property Rights of another Person or (B) by Company alleging that another Person has infringed, misappropriated or otherwise violated any of Company Intellectual Property Right. Since January 1, 2023, Company has not received any written notice or other written communication alleging that the operation of the businesses of Company infringes or constitutes the misappropriation or other violation of any issued or granted Intellectual Property Right of another Person.

2.15.3         To Company’s Knowledge, Company, in the operation of its business is in substantial compliance with all applicable Laws pertaining to data privacy and data security of any personally identifiable information and sensitive business information (collectively, “Sensitive Data”). To Company’s Knowledge, since January 1, 2023, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the business of Company, (ii) no violations of any security policy of Company regarding any such Sensitive Data, (iii) no unauthorized access or unauthorized use of any Sensitive Data used in the business of Company and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of Company or a contractor or agent acting on behalf of Company, in each case of clauses (i) through (iv).

2.16.       Agreements, Contracts and Commitments. Company has delivered or made available to Avid Gold the following Company Contracts in effect as of the date of this Agreement, including:

2.16.1         each Company Contract that would be a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.16.2         each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

2.16.3       each Company Contract containing (A) any covenant limiting the freedom of Company to engage in any line of business or compete with any Person, (B) any “most-favored nations” pricing provisions or marketing or distribution rights related to any products or territory, (C) any exclusivity provision, (D) any agreement to purchase a minimum quantity of goods or services, or (E) any material non-solicitation provisions applicable to Company;

2.16.4         each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $5,000 pursuant to its express terms and not cancelable without penalty;

2.16.5         each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any entity;

2.16.6         each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Company in connection with the Exchange;

2.16.7         each Company real estate lease;

2.16.8         each Company Contract with any Governmental Body;

2.16.9         each Company Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of Company; and

Company has delivered or made available to Avid Gold accurate and complete copies of all Company Contracts, including all amendments thereto. There are no Company Contracts that are not in written form. As of the date of this Agreement, the Company is has not, and to Company’s Knowledge, no other party to a Company Contract, has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of, or Laws applicable to, any Company Contract in such manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages or pursue other legal remedies which would reasonably be expected to be material to Company or its business or operations. As to Company, as of the date of this Agreement, each Company Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to change, any material amount paid or payable to Company under any Company Contract or any other material term or provision of any Company Contract.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.17.      Compliance; Permits; Restrictions.

2.17.1         Company is, and since January 1, 2023, has been, in compliance in all material respects with all applicable Laws, except for any noncompliance, either individually or in the aggregate, which would not be material to Company. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to Company’s Knowledge, threatened against Company. There is no agreement, judgment, injunction, order or decree binding upon Company which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of material property by Company or the conduct of business by Company as currently conducted, (ii) is reasonably likely to have an adverse effect on Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Exchange.

2.17.2        Company holds all required Governmental Authorizations which are material to the operation of the business of Company as currently conducted (the “Company Permits”).  Company holds all right, title and interest in and to all Company Permits free and clear of any Encumbrance. Company is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to Company’s Knowledge, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit.

2.17.3         There are no proceedings pending or, to Company’s Knowledge, threatened with respect to an alleged material violation by Company of any Law administered or promulgated by any Governmental Body.

2.17.4         Company is not currently conducting or addressing, and to Company’s Knowledge there is no basis to expect that it will be required to conduct or address, any corrective actions, including, without limitation, product recalls.

2.17.5         Company has made available to Avid Gold true and complete copies of all material notices, correspondence or other communications received by the Company from any Governmental Body, if any.

2.17.6         No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to Company’s Knowledge, threatened against Company, or any of their respective officers, employees or agents.

2.18.       Legal Proceedings; Orders.

2.18.1         As of the date of this Agreement, there is no pending Legal Proceeding and, to Company’s Knowledge, no Person has threatened to commence any Legal Proceeding affecting $5,000 or more of damages or liability, and no Persons have threatened to commence any Legal Proceeding affecting an aggregate of $5,000 or more of damages or liability: (i) that involves (A) Company, (B) any Company Associate (in his or her capacity as such) or (C) any of the material assets owned or used by Company; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.18.2         Since January 1, 2023, no Legal Proceeding has been pending against Company that resulted in material liability to Company.

2.18.3         There is no order, writ, injunction, judgment or decree to which Company, or any of the material assets owned or used by Company, is subject affecting $5,000 or more of damages or liability. To Company’s Knowledge, no officer or other employee of Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Company or to any material assets owned or used by Company.

2.19.       Absence of Undisclosed Liabilities.

2.19.1         As of the date of this Agreement, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise (each, a “Liability”), individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Company Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company since the date of the Company Balance Sheet in the Ordinary Course of Business and which are not in excess of $5,000 in the aggregate; (c) Liabilities for performance of obligations of the Company under Company Contracts which have not resulted from a breach of such Company Contracts, breach of warranty, tort, infringement or violation of Law; (d) Liabilities incurred in connection with the Exchange; and (e) Liabilities incurred in the Ordinary Course of Business consistent with past practices.

2.20.       Tax Matters.

2.20.1         Company has timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Body in any jurisdiction where Company does not file a particular Tax Return or pay a particular Tax that Company is subject to taxation by that jurisdiction.

2.20.2         All income and other material Taxes due and owing by Company on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The unpaid Taxes of Company did not, as of the date of the Company Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Company Balance Sheet. Since the date of the Company Balance Sheet, Company has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

2.20.3         All Taxes that Company is required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, equityholders, lenders, customers or other third parties and, have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.20.4         There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of Company.

2.20.5         No deficiencies for income or other material Taxes with respect to Company have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing, and, to Company’s Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of Company. Company (nor any predecessor) has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

2.20.6         Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

2.20.7         Company is not a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

2.20.8         Company nis not required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) material change in method of accounting for Tax purposes made on or prior to the Closing Date; (ii) material use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) ”closing agreement” as described in Section  7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section  1502 of the Code (or any similar provision of state, local or foreign Law) entered into on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vii) application of Section  367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date; or (ix) election under Section  108(i) of the Code (or any similar provision of state, local or foreign Law) made on or prior to the Closing Date. Company has not made any election under Section 965(h) of the Code.

2.20.9         Company has not ever been (i) a member of a consolidated, combined or unitary Tax group or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. Company has not any Liability for any material Taxes of any Person (other than Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.20.10         Company is not (i) a “controlled foreign corporation” as defined in Section 957 of the Code, or (ii) a “passive foreign investment company” within the meaning of Section 1297 of the Code, and has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

2.20.11         Company has not participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

For purposes of this Section 2.20, each reference to Company shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, Company.

2.21.      Employee and Labor Matters; Benefit Plans.

The Company does not maintain, and has no Company Benefit Plans. “Company Benefit Plan” means any (i) ”employee benefit plan” as defined in Section  3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment (other than at-will employment offer letters on Company’s standard form that may be terminated without notice and with no penalty to Company), consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, agreement, contract, or arrangement (other than regular salary or wages) (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by Company, or any Employee Retirement Income Security Act of 1974, as amended (“ERISA” affiliate for the benefit of any current or former employee, director, officer or independent contractor of Company or under which Company have any actual or contingent liability (including, without limitation, as to the result of it being treated as a single employer under Section  414 of the Code with any other person).

2.21.1         Neither Company, nor any Company ERISA Affiliate, sponsors, maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, or has within the past six (6) years sponsored, maintained, contributed to, or been required to contribute to, (i) any “employee pension benefit plan” (within the meaning of Section  3(2) of ERISA) that is subject to Title IV or Section  302 of ERISA or Section  412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section  3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section  413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section  3(40) of ERISA), and Company and any of its ERISA Affiliates has not, within the preceding six (6) years, incurred a complete or partial withdrawal from any “multiemployer plan” or otherwise incurred any liability under Section  4202 of ERISA.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.21.2         There are no pending audits or investigations by any Governmental Body involving any Company Benefit Plan, and no pending or, to Company’s Knowledge, threatened claims (except for individual claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings involving any Company Benefit Plan. All contributions and premium payments required to have been made under any of the Company Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and neither Company nor any Company ERISA Affiliate has any liability for any unpaid contributions with respect to any Company Benefit Plan (other than contributions which may continue to be accrued in the Ordinary Course of Business).

2.21.3         Neither the execution of this Agreement, nor the consummation of the Exchange (either alone or when combined with the occurrence of any other event, including a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Section  280G of the Code) with respect to Company of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section  280G of the Code), determined without regard to the application of Section  280G(b)(5) of the Code.

2.21.4          No Person has any “gross up” agreements with Company or other assurance of reimbursement or compensation by Company for any Taxes imposed under Section 409A or Section 4999 of the Code.

2.21.5         Company is not a party to or bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or labor organization representing any of its employees, and there is no labor union or labor organization representing or, to Company’s Knowledge, purporting to represent or seeking to represent any employees of Company, including through the filing of a petition for representation election.

2.21.6         Since January 1, 2024, the Company has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, discrimination, wrongful termination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material liability to Company, with respect to employees of Company, since January 1, 2023: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, demands, lawsuits, investigations, audits, administrative matters or other Legal Proceedings pending or, to Company’s Knowledge, threatened against Company relating to any current or former employee, applicant for employment, consultant, employment agreement or Company Benefit Plan (other than routine claims for benefits). All employees of Company are employed “at-will” and their employment can be terminated without advance notice or payment of severance, except to any severance payments that may have voluntarily been paid by the Company prior to the date of this Agreement.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.21.7         Except as would not be reasonably likely to result in a material liability to Company, with respect to each individual who currently renders services to Company, Company has accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, Company has accurately classified him or her as overtime eligible or overtime ineligible under all applicable Laws. Company has not any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

2.21.8         There is not and has not been since January 1, 2023, nor is there or has there been since January 1, 2023, any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to Company’s Knowledge, any union organizing activity, against Company. No event has occurred, and, to Company’s Knowledge, no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute.

2.21.9         Schedule 2.21.9 contains a list of all employees of Company as of the date of this Agreement, setting forth for each employee his or her position or title, whether paid on a salary, hourly or commission basis, date of hire, and business location.

2.22.      Environmental Matters. Company is in compliance, and has since January 1, 2023, complied, with all applicable Environmental Laws, which compliance includes the possession by Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Company has not received, since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that Company is not in compliance with or has liability pursuant to any Environmental Law and, to Company’s Knowledge, there are no circumstances that could reasonably be expected to prevent or interfere with Company’s’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, no current or (during the time a prior property was leased or controlled by Company) prior property leased or controlled by Company have had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of Company pursuant to any applicable Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by any applicable Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Exchange.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.23.       No Financial Advisors. No broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of Company.

2.24.      Anti-Bribery. None of Company, any of its directors, officers, employees or, to Company’s Knowledge, agents or any other Person acting on their behalf has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of Anti-Bribery Laws. Company has not been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

2.25.      Valid Issuance. The Company Securities to be issued in the Exchange will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

2.26.      Foreign Corrupt Practices.

2.26.1          Since January 1, 2023, neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the FCPA.

2.27.      No Disqualification Events. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the Exchange, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the entry into this Agreement  (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company have complied, to the extent applicable, with their respective disclosure obligations under Rule 506(e), and have furnished to Avid Gold a copy of any disclosures provided thereunder.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

2.28.         Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 1, 2026, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act.

2.29.         Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

2.30.       Avid Gold Properties. The Company confirms and acknowledges that Avid Gold does not currently own any of the Avid Gold Properties Assets, including, but not limited to the Avid Gold Properties, and that the acquisition of such assets will be subject to the Company and Avid Gold entering into the Mineral Purchase Agreement, and subject to the closing conditions set forth therein, including, but not limited to  MegumaGold stockholder approval (the “Avid Gold Property Acquisition”).

2.31.       Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

2.32.         No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II or in any Company Schedule neither the Company, nor any other Person, makes any other express or implied representation or warranty on behalf of the Company nor any of their Affiliates or Representatives to Avid Gold or the Avid Gold Shareholders.

2.33.         No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Avid Gold or the Avid Gold Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

ARTICLE III.

PLAN OF EXCHANGE

3.1.        The Exchange.

3.1.1           On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), Avid Gold and the Avid Gold Shareholders shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Avid Gold Shares, in the aggregate constituting no less than One Hundred Percent (100%) of the issued and outstanding securities of Avid Gold to the Company at the Closing.

3.1.2           The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, which shall be in consideration for One Hundred Percent (100%) of the ownership interests of Avid Gold:

(i)          Issue, on the Closing Date, the Avid Gold Shareholders an aggregate of 4,500,000 shares of Series A Convertible Preferred Stock, convertible into 90,000,000 shares of Company common stock at a ratio of 20-for-1, pro rata with their ownership of Avid Gold as of the Closing Date (the “Closing Series A Shares”); and

(ii)         Repay the Assumed Loan (as defined in Section 4.5.7), pursuant to the terms of Section 4.5.7.

3.2.       Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than July 8, 2026 (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties.

3.2.1           Promptly following Closing the Company and the Avid Gold Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

3.3.        Tradability of Company Securities. The Company Securities have not been registered under the Securities Act, nor registered under any state securities Law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Company Securities will bear the following restrictive legend:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

3.4.        Termination.

3.4.1           The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i)          by the mutual written consent of the Company and Avid Gold.

(ii)         (x) by either the Company or Avid Gold, if there has been a breach of any material representation, warranty, covenant, agreement, or undertaking made by the other Party in this Agreement, which breach, if curable, is not cured within thirty (30) calendar days after delivery by the non-breaching Party to the breaching Party of written notice, which shall specify the nature of such breach and the breaching Party’s intention to terminate this Agreement if such breach or failure is not cured (provided, however, that if the cure reasonably requires more than thirty (30) days to complete, then the breaching Party shall have an additional fifteen (15) days, provided it timely commences the cure and continues diligently prosecuting the cure to completion); provided further, however, that the non-breaching Party shall be obligated to elect to terminate within thirty (30) days of the end of the cure period (if applicable), or else it shall be required to close regardless of such breach;

(iii)        by either the Company, or Avid Gold, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 3.4.1(iii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

(iv)        by (1) Avid Gold or a majority in interest of the Avid Gold Shareholders, upon written notice to the Company if any of the conditions set forth in ARTICLE VI shall have become incapable of fulfillment and shall not have been waived by Avid Gold and where applicable, the Avid Gold Shareholders, or (2) by the Company on written notice to Avid Gold if any of the conditions set forth in ARTICLE V shall have become incapable of fulfillment and shall not have been waived by the Company; provided that the right to terminate this Agreement pursuant to this Section 3.4.1(iv) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

3.4.2      This Agreement may be terminated by either the Board of Directors of the Company, the Board of Directors of Avid Gold or a majority in interest of the Avid Gold Shareholders at any time prior to the Closing Date if:

(i)          there shall be any actual or threatened action or proceeding before any court or any Governmental Body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)        any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

3.5.      Effect of Termination. In the event of the termination of this Agreement in accordance with Section 3.4, this Agreement shall become null and void and of no further force or effect except for ARTICLE VII and ARTICLE VIII which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for punitive damages.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

ARTICLE IV.

SPECIAL COVENANTS

4.1.        Access to Properties and Records. The Company and Avid Gold will each afford to the officers and authorized Representatives of the other Parties reasonable access to the properties, books and records of the Company or Avid Gold, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Avid Gold, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. In order that each Party may investigate as it may wish the business affairs of the other, each Party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other Party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other Parties all material facts affecting its financial condition, business operations, and the conduct of operations.

4.2.        Delivery of Books and Records and Bank Accounts. At the Closing, Avid Gold shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of Avid Gold now in the possession of Avid Gold or its Representatives.

4.3.        Third Party Consents and Certificates. The Company and Avid Gold agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

4.4.        Actions Prior to Closing.

4.4.1      From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or the Avid Gold Schedules, or as permitted or contemplated by this Agreement, the Company and Avid Gold, respectively (subject to paragraph (b) below), will each:

(i)          carry on its business in substantially the same manner as it has heretofore;

(ii)         maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)        maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

(iv)        use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)         use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)        fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

4.4.2       From and after the date of this Agreement until the Closing Date Avid Gold will not:

(i)          make any changes in its Certificate of Incorporation or Bylaws (or similar governing documents), except as otherwise provided in this Agreement;

(ii)         take any action described in Section 1.6 (all except as permitted therein or as disclosed in Avid Gold’s schedules);

(iii)        enter into or amend any contract, agreement, or other instrument except in the ordinary course of business involving the sale of goods or services; or

(iv)        sell any assets or discontinue any operations, sell any shares evidencing capital stock (other than as contemplated in this Section 4.4), issue any convertible securities or conduct any similar transactions other than in the ordinary course of business.

June 29, 2026

4.5.        Post-Closing Conditions.

4.5.1           Proxy Statement.

(a) As promptly as practicable after the Closing Date, the Company shall prepare, and shall cause to be filed with the SEC, a proxy statement to seek Company shareholder approval for the Company Shareholder Approval Matters (the “Proxy Statement”). Company covenants and agrees that the Proxy Statement (and the letter to shareholders, notice of meeting and form of proxy included therewith) will not, at the time that the Proxy Statement or any amendments or supplements thereto are filed with the SEC, at the time the Proxy Statement or any amendments or supplements thereto are first mailed to Company’s shareholders and at the time of the Company Shareholder Meeting (defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Avid Gold covenants and agrees that the information provided by or on behalf of Avid Gold or its Representatives to Company for inclusion in the Proxy Statement (including Avid Gold’s audited financial statements for the fiscal years ended 2025 and 2024 and such required interim financial statements) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Avid Gold makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to shareholders, notice of meeting and form of proxy included therewith), if any, based on information provided by or on behalf of the Company or any of its Representatives for inclusion therein, and the Avid Gold makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to shareholders, notice of meeting and form of proxy included therewith), if any, other than with respect to the information provided by or on behalf of Avid Gold or any of its Representatives for inclusion therein. Avid Gold and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto and all communications to and with the SEC, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Proxy Statement, prior to the filing thereof with the SEC. Company will promptly provide Avid Gold copies of all written and electronic communications to and from the SEC and written summaries of all SEC communications from the SEC, relating to the Proxy Statement. Company shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to clear any comments the SEC or its staff may have on the Proxy Statement as promptly as practicable after it is filed with the SEC. Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Company’s shareholders as promptly as practicable after (i) all comments, if any, on the Proxy Statement are cleared by the SEC, or (ii) if the SEC or its staff does not have any comments on the Proxy Statement, after 10 days after passed from the date of filing the preliminary Proxy Statement (as applicable, (i) or (ii), “Cleared Comments”). Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s affiliates and such Party’s shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.5.1. If Company or Avid Gold shall become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Company’s shareholders. The Company and Avid gold shall each use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and applicable federal and state securities Laws requirements.

(b) The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other Party and its Representatives, with all true, correct and complete information regarding such Party that is required by Law to be included in the Proxy Statement or reasonably requested by the other Party to be included in the Proxy Statement.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

4.5.2       Company Shareholders’ Meeting.

(a) Promptly after the Proxy Statement has Cleared Comments, Company shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Company Common Stock for the purpose of seeking approval of the Company Shareholder Approval Matters.

(b) The Company Shareholders’ Meeting shall be held as promptly as practicable after the Proxy Statement has Cleared Comments and, in any event, no later than fifty (50) calendar days (or such shorter period of time as may be reasonably recommended by a proxy solicitation firm, if any, engaged by Company in connection with the Company Shareholders’ Meeting) after the Proxy Statement has Cleared Comments. Company shall take reasonable measures to ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, if on the date of the Company Shareholders’ Meeting, or a date preceding the date on which the Company Shareholders’ Meeting is scheduled, Company reasonably believes that (i) it will not receive proxies sufficient to obtain the vote required to approve the Company Shareholder Approval Matters (the “Required Company Shareholder Vote”), whether or not a quorum would be present, or (ii) it will not have sufficient shares of Company Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Shareholders’ Meeting as long as the date of the Company Shareholders’ Meeting is not postponed or adjourned more than an aggregate of thirty (30) calendar days in connection with any postponements or adjournments without the prior written consent of the Company.

(c) Company agrees that: (i) the Company’s Board of Directors shall unanimously recommend that the holders of Company Common Stock vote to approve the Company Shareholder Approval Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 4.5.2(b), (ii) the Proxy Statement shall include a statement to the effect that the Company Board of Directors unanimously recommends that Company’s shareholders vote to approve the Company Shareholder Approval Matters (the “Company Board Recommendation”); and (iii)(1) the Company Board Recommendation shall not be withheld, amended, withdrawn or modified, (2) the Company Board shall not publicly propose to withhold, amend, withdraw or modify the Company Board Recommendation, and (3) no resolution by the Company Board of Directors or any committee thereof shall withdraw or modify the Company Board Recommendation.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

4.5.3         Form 8-Ks. The Company shall file, (A) no later than four (4) Business Days after the date of this Agreement, a Current Report on Form 8-K disclosing the entry into this Agreement and attaching as exhibits all relevant agreements disclosing the terms of this Agreement and other requisite disclosure regarding the Contemplated Transactions; (B) no later than four (4) Business Days after the Closing Date, a Current Report on Form 8-K disclosing the closing of the Exchange (the “Closing Form 8-K”); and (C) no later than 71 days after the Closing Form 8-K is due, a Current Report on Form 8-K including such financial statements as are required pursuant to Item 2.01 and Item 9.01(a) and (b) of Form 8-K (the “71 Day Form 8-K” and such financial statements, the “Company Form 8-K Financial Statements”).

4.5.4           Following the Company Shareholders’ Meeting, the Company will take action to affect the Company Shareholder Approval Matters.

4.5.5           Following the Closing, the Avid Gold Shareholders shall assist the Company, at their sole cost and expense, with the preparation of financial statements in accordance with US GAAP, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Company, as applicable (the “Financial Statements”).

4.5.6           Upon the Company having raised $1,000,000 or more in the aggregate at any time following the Closing, the Company will promptly repay (i) the outstanding Promissory Notes dated August 15, 2025 ($87,500) and October 31, 2025 ($12,500) in the original principal amount of $100,000 from the Company to Merrell (plus accrued interest as of the Closing Date), and (ii) the outstanding Promissory Notes dated August 15, 2025 in the original principal amount of $12,500 and January 13, 2026 in the original principal amount of $10,000 from the Company to Hayde (plus accrued interest as of the Closing Date).

4.5.7           Within ninety (90) days following the Closing, the Company will repay the outstanding Promissory Note dated October 25, 2022 in the original principal amount of $100,000 from the Company to YourSpace America, Inc. (plus accrued interest) (the “Assumed Loan”).

ARTICLE V.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company in writing:

5.1.          Ownership of Avid Gold. Prior to the Closing Date, the Avid Gold Shareholders shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the Avid Gold Shareholders are the owners of One Hundred Percent (100%) of the outstanding securities of Avid Gold.

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

5.2.          Accuracy of Representations and Performance of Covenants. The representations and warranties made by Avid Gold and the Avid Gold Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Avid Gold and the Avid Gold Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Avid Gold or the Avid Gold Shareholders prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Avid Gold and dated the Closing Date, to the foregoing effect.

5.3.          Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Avid Gold to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of Avid Gold threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Avid Gold Schedules, by or against Avid Gold, which might result in any material adverse change in any of the assets, properties, business, or operations of Avid Gold.

5.4.          No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of Avid Gold nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

5.5.           Approval by Avid Gold. The Exchange shall have been approved, and securities delivered in accordance with Section 3.1, by Avid Gold and the Avid Gold Shareholders. The Board of Directors of Avid Gold shall have approved the transactions contemplated by this Agreement.

5.6.         No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

5.7.          Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Avid Gold after the Closing Date on the basis as presently operated shall have been obtained.

5.8.         The Avid Gold Shareholders Stock Powers. The Avid Gold Shareholders shall have surrendered certificates evidencing One Hundred Percent (100%) of the securities of Avid Gold, duly endorsed with stock powers of the holders thereof so as to make the Company the sole owner thereof or in the event that the securities of Avid Gold are held in book-entry/non-certificated form shall have delivered to the Company stock powers duly endorsed by such Avid Gold Shareholders.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

5.9.        The Avid Gold Schedules. Avid Gold will have delivered to the Company the following schedules, if such schedules are applicable to the business of Avid Gold, which are collectively referred to as the “Avid Gold Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of Avid Gold as complete, true, and correct as of the date of this Agreement in all material respects, which schedules shall be delivered within 10 days following the execution of this Agreement:

5.9.1          a schedule containing complete and correct copies of the Certificate of Incorporation and Bylaws or similar organizational documents of Avid Gold (and each of its Subsidiaries) in effect as of the date of this Agreement;

5.9.2           a schedule containing all minutes, consents and resolutions of meetings of the Board of Directors and shareholders of Avid Gold (and each of its Subsidiaries) since formation;

5.9.3           a schedule containing a list indicating the name and address of each shareholder of Avid Gold together with the amount of securities owned by him, her or it;

5.9.4           a schedule listing any and all federal, provincial, state and local Tax identification numbers of Avid Gold (and each of its Subsidiaries) and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by Avid Gold;

5.9.5         minutes of the Board of Directors of Avid Gold approving and consenting to this Agreement and the transactions contemplated herein;

5.9.6           documentation and agreements relating to and evidencing the assets of Avid Gold and the Intellectual Property of Avid Gold, in such form as reasonably requested by the Company;

5.9.7           a certificate of good standing of Avid Gold dated within five (5) Business Days of the Closing Date;

5.9.8           a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by Avid Gold. Any fact known to be, or to the best Knowledge of the Avid Gold Shareholders or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the Avid Gold Schedules pursuant to this Section 5.9; and

5.9.9           a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of Avid Gold and Avid Gold Shareholders contained in ARTICLE I of this Agreement, if any.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

Avid Gold shall cause the Avid Gold Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

5.10.         Avid Gold Financials. Avid Gold shall have delivered a final copy of its 2025 audited financial statements, or be in the process of having a PCAOB auditing firm complete such financial statements of Avid Gold as are required to be disclosed by the Company following the Closing by the SEC’s Regulation S-X.

5.11.         Avid Gold Property Acquisition. The Mineral Purchase Agreement will have been entered into by Closing, which Mineral Purchase Agreement will remain subject to closing conditions, including, but not limited to, MegumaGold stockholder approval.

5.12.         Other Closing Conditions. The closing conditions set forth in Section 6.9 shall have occurred.

ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS OF AVID GOLD AND THE AVID GOLD SHAREHOLDERS

The obligations of Avid Gold and the Avid Gold Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company and the Avid Gold Shareholders, in writing:

6.1.         Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Avid Gold shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

6.2.          Officer’s Certificate. Avid Gold shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best Knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

6.3.         No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by Avid Gold or the Avid Gold Shareholders.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

6.4.       No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

6.5.        Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Avid Gold after the Closing Date on the basis as presently operated shall have been obtained.

6.6.        The Company Schedules. The Company will deliver to Avid Gold the following schedules, if such schedules are applicable to the business of the Company, which are collectively referred to as the “Company Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of the Company as complete, true, and correct as of the date of this Agreement in all material respects, which schedules shall be delivered within 10 days following the execution of this Agreement:

6.6.1           a schedule containing complete and correct copies of the Certificate of Incorporation and Bylaws or similar organizational documents of the Company in effect as of the date of this Agreement;

6.6.2           a schedule containing all minutes, consents and resolutions of meetings of the Board of Directors and shareholders of the Company since formation;

6.6.3           a schedule containing a list indicating the name and address of each shareholder of the Company together with the amount of securities owned by him, her or it;

6.6.4           a certificate of good standing of the Company dated within five (5) Business Days of the Closing Date;

6.6.5           a schedule listing any and all federal, provincial, state and local Tax identification numbers of the Company and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by the Company;

6.6.6           a schedule with filed stamped copies of the designations of the Series A Convertible Preferred Stock and Series X Super Voting Preferred Stock of the Company;

6.6.7           a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by the Company. Any fact known to be, or to the best Knowledge of the Company or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the Company Schedules; and

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

6.6.8           a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of the Company contained in  ARTICLE I of this Agreement, if any.

The Company shall cause the Company Schedules and the instruments and data delivered to Avid Gold hereunder to be promptly updated after the date hereof up to and including the Closing Date.

6.7.        Series X Super Voting Preferred Stock.

6.7.1            On or prior to the Closing Date, the Company will issue/will have issued 1,000,000 shares of Series X Super Voting Preferred Stock, with the power to vote 100 shares of Company common stock (the “Series X Shares”) to Emma Priestley or another individual designated by Avid Gold as the President of the Company following the Closing Date, in consideration for her agreeing to serve as President of the Company for a term of no less than twelve (12) months, and subject to such recipient making customary representations and warranties to the Company for the Company to confirm that an exemption from registration exists for such issuance (the “Avid Gold Designee”).

6.8.        Series A Designation. The Purchaser shall have filed the Series A Designation with the division of Corporations and Commercial Code of the State of Utah and such Series A Designation shall have been accepted by the division of Corporations and Commercial Code of the State of Utah and in effect.

6.9.        Additional Company Closing Conditions.

6.9.1      The following closing conditions shall have occurred, or have been waived by Avid Gold on or prior to the Closing Date:

(i)          The Company’s counsel shall provide a legal opinion in customary form;

(ii)         The Company and the Avid Gold Shareholders (including Hayde, Merrell, and Hock) will have entered into a Registration Rights Agreement with respect to the shares of Company Common Stock issuable upon conversion of the Closing Series A Shares (collectively, the “Registrable Securities”) in the form attached hereto as Exhibit D;

(iii)        Hayde, Merrell, and Hock will have entered into a Voting Agreement in the form attached hereto as Exhibit E;

(iv)        The Company and each of Hayde and Merrell will have entered into a consulting agreement in mutually agreeable form of the Company and Hayde and Merrell;

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Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

(v)         The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement, including the post-Closing requirements set forth herein;

(vi)        The Parties shall have delivered all officers certificates, Schedules, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement;

(vii)       The Company shall have complied with all of the requirements of ARTICLE VI, below and Avid Gold shall have complied with all of the requirements of ARTICLE V, below.

6.10.      Directors and Officers following Closing.

6.10.1      As of the Closing, the directors and officers of the Company shall be the individuals identified on Schedule 6.10 or such other persons agreed upon by Company and Avid Gold.

6.11.      Section 16 Matters.

6.11.1      Prior to the Closing Date, Company shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any acquisitions of Company Common Stock, in connection with the Exchange, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.12.      Other Closing Conditions. The closing conditions set forth in Section 6.9 shall have occurred.

ARTICLE VII.

INDEMNIFICATION

7.1.       Indemnification by the Avid Gold Shareholders. Subject to the provisions of this Article, the Avid Gold Shareholders agree to individually, based on their pro rata portion of any Losses (as defined below), and not jointly and severally, indemnify, defend and hold the Company and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as “the Company Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Company Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Avid Gold or any other Party (other than the Company) under this Agreement or any Schedule hereto; (b) any action taken by Avid Gold prior to the Closing Date, or the operations of Avid Gold prior to Closing; (c) any misstatement, breach of or inaccuracy of any representation of Avid Gold or any Avid Gold Shareholder in this Agreement; (d) the breach of any representation, warranty or covenant of Avid Gold or Avid Gold Shareholder in this Agreement; or (e) any liabilities of Avid Gold which are not disclosed to the Company at or prior to Closing and which the Company is required to satisfy subsequent to Closing (including all fees and expenses associated therewith); provided however, that Avid Gold and the Avid Gold Shareholders will not be liable under clause (d) of this Section 7.1 unless the aggregate amount of Losses exceeds $100,000 (the “Threshold”), in which event Avid Gold or Avid Gold Shareholders shall be liable for all Losses up to, including and exceeding the amount of the Threshold. “Losses” as used in this Article are not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

7.2.         Indemnification by the Company. Subject to the provisions of this Article, the Company agrees to indemnify, defend and hold the Avid Gold Shareholders (the “Avid Gold Indemnified Persons”), harmless from and against any and all Losses that any Avid Gold Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement or; (b) any action taken by Avid Gold and/or the operations of Avid Gold after the Closing; which, however, does not include any action that was caused by or as a fault of an action which originally occurred prior to the Closing Date or could be partially attributed as a Loss to the Company under Section 7.1 of this Agreement; (c) any misstatement, breach of or inaccuracy of any material representation of the Company in this Agreement; or (d) the breach of any representation, warranty or covenant of the Company in this Agreement provided however, that the Company will not be liable under clause (d) of this Section 7.2 unless the aggregate amount of Losses exceeds the Threshold, in which event the Company shall be liable for all Losses up to, including and exceeding the amount of the Threshold. The Company shall in no event be responsible for indemnifying or defending any affiliates, officers, directors, employees, agents, successors or assigns of Avid Gold or the Avid Gold Shareholders following the Closing for any matter whatsoever.

7.3.        Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

7.4.          Notice and Opportunity to Defend. If a Claim for Losses is to be made by any Company Indemnified Person or Avid Gold Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Company Indemnified Person or Avid Gold Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

7.5.          Remedies Exclusive. The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

7.6.          Emergency Relief. Notwithstanding anything in this Article to the contrary, any Party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

7.7.          Right to Set Off. In the event that the Company shall have a claim against any Avid Gold Shareholder for which the Company has not been fully indemnified as contemplated above, the Company shall have the right to set off the amount of such claim against any Avid Gold Shareholder, against any amounts due such Avid Gold Shareholder hereunder, under the Cash Payments, the Shares and/or the Notes, or any other agreement or understanding by and between the Company and any Avid Gold Shareholder.

7.8.          Materiality Waiver for Indemnification. For purposes of determining whether a breach of any representation or warranty has occurred hereunder and the amount of any Losses arising therefrom or relating thereto, each representation and warranty included in this Agreement shall be read without giving effect to any materiality, Material Adverse Effect, or similar qualifiers (including words such as “material,” “in all material respects,” “Material Adverse Effect” or similar phrases) contained in such representation or warranty.

ARTICLE VIII.

CONFIDENTIALITY

8.1.          Confidentiality. At all times after the Closing, each Avid Gold Shareholder shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Company or any of the Company’s Affiliates, Avid Gold, or Avid Gold’s property, including, but not limited to, its Intellectual Property, including, without limitation, trade secrets, customer lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively “Confidential Information”). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party (except in connection with information of Avid Gold, which shall be considered Confidential Information for all purposes), (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

8.2.        Enforceability.

8.2.1            It is the desire and intent of the Parties that the provisions of ARTICLE VIII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of ARTICLE VIII shall be adjudicated to be invalid or unenforceable in any jurisdiction, ARTICLE VIII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 8.2 in the particular jurisdiction in which such adjudication is made. Avid Gold and each Avid Gold Shareholder agrees that it would be difficult to measure the damages to Company and its affiliates from the breach by Avid Gold or Avid Gold Shareholders of the provisions of ARTICLE VIII, that injury to the Company from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, Avid Gold and the Avid Gold Shareholders agree that the Company shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

8.2.2           The undertakings and covenants of Avid Gold and the Avid Gold Shareholders contained in ARTICLE VIII are an integral part of the transactions set forth in this Agreement and the consideration paid by the Company pursuant to this Agreement shall be consideration to include consideration for such undertakings and covenants.

ARTICLE IX.

Non-Solicitation

9.1.      Company Non-Solicitation. Company agrees that, during the period between the Parties’ entry into this Agreement and the earlier of the Closing Date and the date this Agreement is terminated (as applicable, the “Pre-Closing Period”), neither it nor any of its subsidiaries shall, nor shall it authorize or permit any of their respective Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section  9.1) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) publicly propose to do any of the foregoing.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

9.1.2           If Company, any of its subsidiaries or any of their respective Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Company shall promptly (and in no event later than one (1) Business Day after Company becomes aware of such Acquisition Proposal or Acquisition Inquiry) (1) advise the Avid Gold orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry), (2) in the case of a written Acquisition Proposal or Acquisition Inquiry, furnish any written documentation and correspondence to or from Company, any of its subsidiaries or any of their respective Representatives and (3) in the case of an oral Acquisition Proposal or Acquisition Inquiry, provide a written summary of the terms thereof. Company shall keep the Avid Gold reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto, including providing any updated written documentation and material correspondence to or from Company, any of its subsidiaries or any of their respective Representatives.

9.1.3           Company shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement, terminate access to any non-public information of Company provided to such Person via an electronic or physical data room in connection with any such Acquisition Proposal or Acquisition Inquiry and request the destruction or return of any non-public information of Company provided to such Person in connection with any such Acquisition Proposal or Acquisition Inquiry as soon as practicable after the date of this Agreement.

9.2.      Avid Gold Non-Solicitation. Avid Gold agrees that, during the Pre-Closing Period, neither it, nor any of its subsidiaries, shall, nor shall they authorize or permit any of their Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Avid Gold to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section  9.2) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) publicly propose to do any of the foregoing. Without limiting the generality of the foregoing, the Avid Gold acknowledges and agrees that, in the event any Representative of Avid Gold (whether or not such Representative is purporting to act on behalf of Avid Gold) takes any action that, if taken by Avid Gold, would constitute a breach of this Section  9.2, the taking of such action by such Representative shall be deemed to constitute a breach of this Section  9.2 by Avid Gold for purposes of this Agreement.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

9.2.2           If Avid Gold, any of its Subsidiaries, or any of its Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Avid Gold shall promptly (and in no event later than one (1) Business Day after Avid Gold becomes aware of such Acquisition Proposal or Acquisition Inquiry) (1) advise Company orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry), (2) in the case of a written Acquisition Proposal or Acquisition Inquiry, furnish any written documentation and correspondence to or from the Avid Gold, any of its Subsidiaries or any of its Representatives and (3) in the case of an oral Acquisition Proposal or Acquisition Inquiry, provide a written summary of the terms thereof. The Avid Gold shall keep Company reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

9.2.3           Avid Gold shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement, terminate access to any non-public information of the Avid Gold provided to such Person via an electronic or physical data room and request the destruction or return of any non-public information of the Avid Gold provided to such Person as soon as practicable after the date of this Agreement.

9.3.        Notification of Certain Matters.

9.3.1            During the Pre-Closing Period, Avid Gold shall promptly (and in no event later than three (3) Business Days after Avid Gold becomes aware of the same) notify Company (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with the Exchange; (ii) any Legal Proceeding against or involving or otherwise affecting Avid Gold is commenced, or, to Avid Gold’s Knowledge, threatened against Avid Gold or, to Avid Gold’s Knowledge, any director or officer of Avid Gold; (iii)  Avid Gold becomes aware of any material inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of Avid Gold to comply with any covenant or obligation of the Avid Gold; in each case of clauses (i) through (iv), that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in ARTICLE V or ARTICLE VI, as applicable, impossible or materially less likely. No notification given to Company pursuant to this Section  9.3 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Avid Gold contained in this Agreement or the Avid Gold Disclosure Schedule for purposes of ARTICLE V or ARTICLE VI, as applicable.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

9.3.2           During the Pre-Closing Period, Company shall promptly (and in no event later than three (3) Business Days after Company becomes aware of the same) notify the Avid Gold (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Exchange; (ii) any Legal Proceeding against or involving or otherwise affecting Company is commenced, or, to Company’s Knowledge, threatened against Company or, to Company’s Knowledge, any director or officer of Company; (iii) Company becomes aware of any material inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of Company to comply with any covenant or obligation of Company; in each case of clauses (i) through (iv), that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in ARTICLE V or ARTICLE VI, as applicable, impossible or materially less likely. No notification given to Avid Gold pursuant to this Section  9.3.2 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Company contained in this Agreement or the Company Disclosure Schedule for purposes of ARTICLE V or ARTICLE VI, as applicable.

ARTICLE X.

DEFINITIONS

10.1.       Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

10.1.1           “Abandoned Mine Workings” means any pits, tunnels, adits, ponds, tailing piles, materials, equipment or other mine workings or impacts that are not under the operating control or supervision of Avid Gold, and are not under the operating control or supervision of any existing and active third party.

10.1.2           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person.

10.1.3           “Avid Gold Properties Assets” means all of the Avid Gold Properties, Royalties, and other rights associated therewith.

10.1.4           “Avid Gold Properties” means the mineral claims registered with the relevant provincial governments relating to the six gold properties as set forth in Schedule 10.1.3, the acquisition of which are subject to the closing of the Mineral Purchase Agreement, which requires, among other things, approval of the shareholders of MegumaGold.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.5            “Bankruptcy Event” means a Person (i) making an assignment for the benefit of such Person’s creditors, filing a petition in bankruptcy, or applying to any tribunal for the appointment of a custodian, receiver or a trustee for such Person or a substantial portion of such Person’s assets; (ii) commencing any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) having filed against such Person any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicating its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffering any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more.

10.1.6           “Business Day” means any day other than a Saturday, Sunday or other day on which banks in Utah are authorized or obligated by Law to be closed.

10.1.7          “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

10.1.8           “Code” means the Internal Revenue Code of 1986, as amended.

10.1.9          “Company Associate” means any current or former employee, independent contractor, officer or director of the Company.

10.1.10         “Company Balance Sheet” means the December 31, 2025 balance sheet of the Company as set forth in the Company’s audited financial statements as of and for the years ended December 31, 2025 and 2024, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

10.1.11         “Company Material Adverse Effect” means any effect that, considered together with all other effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company, including any effect, individually or together with other effects, arising or resulting from the following: (a) general business, political or economic conditions generally affecting the industry in which the Company operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics and related or associated epidemics, disease outbreaks or quarantine restrictions, or (c) material negative changes in financial, banking or securities markets.

10.1.12         “Company Securities” means the Closing Series A Shares.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.13         “Company Shareholder Approval Matters” means the following, subject to modification with the approval of Avid Gold,: the approval of the Company’s voting shareholders for (a) a reverse stock split of the Company’s outstanding Company Common Stock in a ratio of 1-for-27; (b) an increase in the Company’s authorized shares of Company Common Stock from 90,000,000 to 500,000,000; and (c) either separate from, or together with (a) and (b) above, a redomicile of the Company from Utah to Nevada.

10.1.14         “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

10.1.15        “Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, indenture, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally-binding commitment or undertaking of any nature.

10.1.16         “Effective Date” means July 1, 2026.

10.1.17         “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

10.1.18         “Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

10.1.19         “Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, or other enterprise, association, organization or entity, and each of its successors.

10.1.20         “Environmental Law(s)” means any foreign, federal, state, provincial, territorial or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way, or any other legally binding requirement, relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Lead-Based Paint Exposure Reduction Act (15 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended, and, to the extent applicable, Canadian federal, provincial and territorial Environmental Laws, including, without limitation, the Canadian Environmental Protection Act, 1999 (S.C. 1999, c. 33), the Fisheries Act (R.S.C., 1985, c. F-14), the Transportation of Dangerous Goods Act, 1992 (S.C. 1992, c. 34), the Impact Assessment Act (S.C. 2019, c. 28, s. 1), and applicable provincial and territorial legislation governing environmental protection, air emissions, water quality, waste management, contaminated sites, and occupational health and safety (including, for example, Ontario’s Environmental Protection Act (R.S.O. 1990, c. E.19) and similar statutes in other provinces and territories), and the regulations promulgated pursuant thereto, each as amended.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.21         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

10.1.22         “GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

10.1.23         “FCPA” means the U.S. Foreign Corrupt Practices Act.

10.1.24         “Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, exemption, approval, registration, qualification, waiver or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

10.1.25          “Governmental Body” means any:

(i)          nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii)         federal, state, local, municipal, foreign or other government;

(iii)       governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv)        multinational organization or body;

(v)         body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi)        official of any of the foregoing.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.26         “Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof and petroleum products or by-products.

10.1.27         “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 1.20.3 and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of Avid Gold) including those set forth in Schedule 1.20.3 together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

10.1.28         “Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; and (e) other similar proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.29         “Knowledge” means that:

(i)          A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

(ii)         A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

10.1.30         “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

10.1.31       “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

10.1.32        “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

10.1.33         “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

10.1.34         “Mineral Purchase Agreement” means a Mineral Property Purchase Agreement expected to be entered into following the date hereof, but prior to Closing, by and between: the Company, Avid Gold, Maritimes Gold Corp., a company formed under the laws of Canada (“MGC”), Maritimes Gold JV Corp., a company formed under the laws of British Columbia (the “MGC Subsidiary”), MegumaGold Corp., a company existing under the laws of British Columbia (the “Vendor”), 1156219 B.C. Limited, a company existing under the laws of British Columbia (“1156”), and Crosby Gold Ltd., a company existing under the laws of British Columbia (“Crosby Gold”, and together with 1156 the “Vendor Subsidiaries”), pursuant to which the Company expects to acquire the Avid Gold Properties, through MGC, from the Vendor and the Vendor Subsidiaries, subject to the conditions to closing set forth therein.

10.1.35         “Ordinary Course of Business” means, in the case of the Company or Avid Gold, such actions taken in the ordinary course of its respective normal operations and consistent with its respective past practices; provided, however, that the Ordinary Course of Business of each Party shall also include any actions expressly required by this Agreement.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.36        “Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

10.1.37         “PCAOB” means Public Company Accounting Oversight Board.

10.1.38         “Permitted Avid Gold Encumbrance” means, any one or more of the following (a) Encumbrances for Taxes which are not due or delinquent, are not registered against title to any assets and in respect of which adequate holdbacks are being maintained as required by applicable Legal Requirements; (b) inchoate or statutory Encumbrances of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of the assets; provided that such Encumbrances are related to obligations not due or delinquent, are not registered against title to any assets and in respect of which adequate holdbacks are being maintained as required by applicable Legal Requirements; (c) the right reserved to or vested in any Governmental Body by any statutory provision or by the terms of any lease, license, franchise, grant or permit of Avid Gold, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition of their continuance; (d) the paramount title of Canada, and statutory rights of third parties to use the surface of the Unpatented Mining Claims; (e) restrictive covenants, easements and minor defects, imperfections or irregularities of title, if any, as would not, individually or in the aggregate, reasonably be expected to materially interfere with the conduct of the business of Avid Gold; (f) the Royalties; and (g) Encumbrances listed and described in the Avid Gold Schedules.

10.1.39         “Permitted Company Encumbrance” means as to the Company: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Balance Sheet; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property Rights granted by the Company in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property Rights subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.40         “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

10.1.41         “Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event effecting the common stock of the Company.

10.1.42         “Representatives” means, with respect to a Person, such Person’s directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and Representatives.

10.1.43         “SEC” means the United States Securities and Exchange Commission.

10.1.44         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

10.1.45         “Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of the Company with the rights, preferences and privileges as set forth in the Series A Designation.

10.1.46         “Series A Designation” means the Amended and Restated Certificate of Certificate of Designation of Series A Preferred Stock Setting Forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock attached as Exhibit B hereto.

10.1.47         “Series X Super Voting Preferred Stock” means the Series X Super Voting Preferred Stock of the Company with the rights, preferences and privileges as set forth on Exhibit C hereto.

10.1.48         “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

10.1.49         “Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law.

10.1.50         “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.1.51         “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

10.1.52         “Transaction Documents” means this Agreement, the Voting Agreement, and the Registration Rights Agreement.

10.2.       Other Definitional Provisions. The Parties acknowledge, confirm and agree that:

10.2.1           The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

10.2.2           Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

10.2.3           Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

10.2.4           References to any gender include the other genders.

10.2.5           The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

10.2.6           The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

10.2.7           The terms “day” and “days” mean and refer to calendar day(s).

10.2.8           The terms “year” and “years” mean and refer to calendar year(s).

10.2.9           All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

10.2.10          Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

10.2.11          In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

10.2.12          All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE XI.

MISCELLANEOUS

11.1.      No Bankruptcy and No Criminal Convictions. None of the Parties to this Agreement, or their officers, directors or affiliates, promoters, beneficial shareholders, members, or control persons, nor any predecessor thereof have been subject to the following (unless otherwise disclosed in the Avid Gold Schedules or Company Schedules):

11.1.1           Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past ten (10) years;

11.1.2           Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

11.1.3           Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

11.1.4           Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal, provincial or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

11.2.       Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement. The Company and Avid Gold, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

11.3.       Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Nevada court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Nevada court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Nevada court.

11.4.       Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 11.4, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 11.4, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the addresses specified below, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Notices shall be sent:

if to the Company, to:

Nu-Med Plus, Inc.

Attn: William Hayde

640 Belle Terre Rd. 2 E

Port Jefferson, NY 11777

Phone:  631-403-4337

Fax:  _____________

Email: BHayde@watersidefunds.com

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

with a copy to (which shall not constitute notice hereunder):

Nu-Med Plus, Inc.

Attn: Keith Merrell

2180 S 1300 E Suite 340

Salt Lake City, UT 84106

Phone:  801-231-4140

Fax:  _____________

Email: keith.merrell@wlpcorp.com

if to Avid Gold, to:

Avid Gold Ltd.

Attn: Henry Chamberlain

167-169 Great Portland Street, 5th Floor

London W1W 5PF

United Kingdom

Phone:  +44(0)7528773821

Email: hc@avidgold.com

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. or John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone: (713) 524-4110

Fax: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

if to an Avid Gold Shareholder, to:

The address for notice set forth on the signature page hereof.

11.5.          Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

11.6.         Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein. Avid Gold further agrees and consents to the disclosure by the Company of any material information regarding Avid Gold which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.

11.7.         Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by Avid Gold or the Avid Gold Shareholders, Managers, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of Law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC. Prior to the Closing and prior to the Closing Date, Avid Gold shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

11.8.          Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

11.9.          Schedules; Knowledge. Each Party is presumed to have full Knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

11.10.        Third Party Beneficiaries. This contract is strictly between the Company, Avid Gold and the Avid Gold Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

11.11.         Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

11.12.         Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, unless the terms of this Agreement provide for a longer period of survival.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

11.13.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

11.14.         Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

11.15.         Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

11.16.         Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

11.17.         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

11.18.         Independent Nature of Avid Gold Shareholders’ Obligations and Rights. The obligations of each Avid Gold Shareholder under this Agreement are several and not joint with the obligations of any other Avid Gold Shareholder, and no Avid Gold Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other Avid Gold Shareholder under this Agreement. Nothing contained herein, and no action taken by any Avid Gold Shareholder pursuant hereto, shall be deemed to constitute the Avid Gold Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Avid Gold Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and each Avid Gold Shareholder has conducted its own diligence review. Each Avid Gold Shareholder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Avid Gold Shareholder to be joined as an additional party in any proceeding for such purpose, subject in each case to the terms and conditions hereof. Each Avid Gold Shareholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

11.19.         Avid Gold Legal Counsel. Each of the Avid Gold Shareholders acknowledges that (a) The Loev Law Firm, PC, counsel for Avid Gold, is representing Avid Gold in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (b) The Loev Law Firm, PC, is not representing the Avid Shareholders in connection with this Agreement, the Exchange, the other Transaction Document or the transactions contemplated hereby, thereby or otherwise and (c) each Avid Shareholder acknowledges that he, she or it has had the opportunity to consult with its, his or her own counsel regarding the same, and that Avid Gold has recommended that he, she or it consult with its own counsel.

11.20.         No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

11.21.         Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

11.22.      Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

11.23.      Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”), except that upon the earlier of (a) the Closing Date; and (b) the date this Agreement is terminated, the Company shall promptly, but in no event later than five (5) Business Days, reimburse 50% of the legal fees of Avid Gold in connection with the preparation and negotiation of this Agreement and the transactions contemplated herein.

11.24.      Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

11.25.       Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.

(a)          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(b)          Each Avid Gold Shareholder acknowledges and agrees that: (i) such Avid Gold Shareholder has executed the Avid Gold Shareholder’s signature page to the form of this Agreement circulated by the Company or Avid Gold (or its or their counsel) for execution and has reviewed and approved the terms thereof prior to signing; (ii) the Company and Avid Gold, its and their counsel and each of their respective representatives are hereby authorized and instructed to detach such Avid Gold Shareholder’s signature page from the counterpart executed by such Avid Gold Shareholder and attach or affix such signature page to one or more counterparts of this Agreement containing the same terms as the version circulated by the Company or Avid Gold for execution, together with the signature pages of the other parties thereto; (iii) the counterpart of this Agreement so assembled shall constitute the valid, binding and enforceable execution copy of this Agreement by such Avid Gold Shareholder for all purposes, and such Avid Gold Shareholder waives any objection arising solely from the manner in which the signature pages are compiled or attached; and (iv) the Company and/or Avid Gold and its and their counsel are authorized to make such ministerial changes to the execution copy as are necessary to complete the compilation of the fully executed Agreement, including the insertion of schedules, exhibits, dates, party names, defined terms, cross-references, and signature pages, provided that no such change modifies the substantive rights or obligations of such Avid Gold Shareholder.

[Remainder of page left intentionally blank. Signature pages follow.]

June 29, 2026

Share Exchange Agreement
Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

“THE COMPANY”

NU-MED PLUS, INC.

By:	/s/ William Hayde
Name:	William Hayde
Title:	Chief Executive Officer

“Avid Gold”

AVID GOLD LTD

By:	/s/ Henry Chamberlain
Name:	Henry Chamberlain
Title:	Director

[Signature Page of the Company and Avid Gold. Signature page of the Avid Gold Shareholders Follows On Attached Pages]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	Dunbar Formation Capital Ltd.

By:	/s/ Paul Skinner

Its:	Director

Printed Name:	Paul Skinner

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Henry Chamberlain

Printed Name:	Henry Chamberlain

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Samantha Bauer

Printed Name:	Samantha Bauer

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Max Bauer

Printed Name:	Max Bauer

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	LockeCapital OÜ

By:	/s/ Taavi Tammoja

Its:	Director

Printed Name:	Taavi Tammoja

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	1520577 B.C. Ltd.

By:	/s/ Trevor Yip

Its:	President

Printed Name:	Trevor Yip

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	1167888 B.C. Ltd.

By:	/s/ Karmyn Fisher

Its:	President

Printed Name:	Karmyn Fisher

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	Harmony Consulting Inc.

By:	/s/ Kristin Fedchuk

Its:	Director

Printed Name:	Kristin Fedchuk

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Emma Priestley

Printed Name:	Emma Priestley

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Fred Tejada

Printed Name:	Fred Tejada

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Trevor Fenwick

Printed Name:	Trevor Fenwick

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Richard Abel

Printed Name:	Richard Abel

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	Breakspear Ventures Ltd

By:	/s/ Stuart Moore

Its:	Director

Printed Name:	Stuart Moore

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	Play Factore Trading Limited

By:	/s/ Fawad Munir

Its:	Director

Printed Name:	Fawad Munir

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:	Knightsbridge Capital Corp

By:	/s/ Michelle Brantley

Its:	Knightsbridge Capital Corp acting by Authorised Signatory Michelle Brantley, Forte Executives Ltd.

Printed Name:	Michelle Brantley

If the Avid Gold Shareholder is an Individual:

By:

Printed Name:

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Yassine Bendiabdallah

Printed Name:	Yassine Bendiabdallah

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ Dr Maroof Harghandiwal

Printed Name:	Dr Maroof Harghandiwal

[Signature page of Avid Gold Shareholders]

June 29, 2026

Share Exchange Agreement

Avid Gold, Avid Gold Shareholders and Nu-Med Plus, Inc.

This signature page is one of several identical forms to be executed separately by each individual Avid Gold Shareholder, all of which together shall constitute a single fully executed Agreement.

Avid Gold Shareholders:

_____%	Membership Interest

Address for notice:

Email for notice:

If the Avid Gold Shareholder is an Entity:

Entity Name:

By:

Its:

Printed Name:

If the Avid Gold Shareholder is an Individual:

By:	/s/ James Brookner

Printed Name:	James Brookner

[Signature page of Avid Gold Shareholders]

June 29, 2026

EXHIBIT A

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____	INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____	CORPORATION (please include a certified corporate resolution authorizing signature)

_____	LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

Please print here the exact name (registration)

Such Shareholder desires to appear in the records of the Company

Please print here the exact address

Such Shareholder desires to appear in the records of the Company

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Company Securities To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ________________________

Email: ______________________________

June 29, 2026

EXHIBIT B

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 16-10(a)-821 of the Utah Revised Business Corporation Act. which provides that a written consent setting forth the actions taken and signed by all directors shall have the same effect as a unanimous vote taken at a meeting of the directors. Nu-Med Plus, Inc., a Utah corporation (the “Corporation”),

DOES HEREBY CERTIFY:

The Articles of Incorporation of the Corporation as filed with the Division of Corporations and Commercial Code of the State of Utah on October 25, 2011 (the “Articles”) confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix or alter the designations. powers and preferences, and relative. participating. optional or other rights. if any. and qualifications. limitations or restrictions thereof.

On April 26, 2024, the Corporation filed a Certificate of Certificate of Designation of Series A Preferred Stock Setting Forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock, with the Division of Corporations and Commercial Code of the State of Utah (the “Original Designation”).

None of the shares of Series A Preferred Stock designated by the Original Designation have been issued to date.

On June [ ], 2026, the Board of Directors duly adopted resolutions amending and restating the Original Designation, and creating an amended series of Series A Preferred Stock having the designation and number of shares and the powers. preferences and rights of the shares of such series. and the qualification. limitations and restrictions thereof as set forth below:

Section I           Designation and Number. Of such 10,000,000 shares of authorized Preferred Stock, $0.001 par value per share of the Corporation, 9,000,000 shares are designated as "Series A Preferred Stock” (the “Series A Preferred Stock”).

Section 2           Dividends. The holders of the Series A Preferred Stock shall not be entitled to receive dividends on the Series A Preferred Stock or to participate in dividends paid on the Corporation's Common Stock.

Section 3.           Liquidation Preference. The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

Section 4.           Voting. The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4, the Corporation’s Articles of Incorporation, or as required by law. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, each holder thereof shall have the right to vote an amount of voting shares equal to the number of shares of Common Stock into which such holder’s Series A Preferred Stock is convertible as of the record date for such action, of it there is no record date, the date of determination, as discussed in Section 5, below, subject in all cases to Section 5.2 hereof and the Maximum Percentage set forth therein (i.e., in no event shall any holder have the right to vote more voting shares in connection with the terms of this Section 4 than as equals its individual Maximum Percentage). Except as otherwise required by law, in respect of all matters concerning the voting of shares of capital stock of the Corporation, the Common Stock (and any other class or series of capital stock of the Corporation entitled to vote generally with the Common Stock) and the Series A Preferred Stock shall vote as a single class and such voting rights shall be identical in all respects. The voting rights of Series A Preferred Stock shall be exempt from reduction should the Corporation enact a reverse stock split of Common Stock at some future date.

Section 5.          Conversion Rights.

5.1      Subject to Section 5.2 below, the holders of the shares of Series A Preferred Stock shall have the right to convert each share into 20 shares of Common Stock of the Corporation. The conversion rate of Series A Preferred Stock and Common Stock resulting from the conversion of Series A Preferred Stock shall be exempt from reduction should the Corporation enact a reverse stock split of its Comon Stock at some future date, whether before or subsequent to the conversion of such Series A Preferred Stock (provided that shares of Common Stock issued upon conversion of Series A Preferred Stock shall be subject to adjustment in the event the Corporation affects a reverse stock split of its Common Stock after such Common Stock is issued upon conversion of Series A Preferred Stock).

5.2       No conversion shall result in the issuance of more than that number of shares of Common Stock, if any, such that, upon such conversion, the aggregate beneficial ownership of the Corporation’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such holder and all persons affiliated with such holder as described in Rule 13d-3 is more than 4.999% of the Corporation’s then outstanding Common Stock (the “Maximum Percentage”). By written notice to the Corporation, a holder may increase or decrease the Maximum Percentage to any percentage not in excess of 9.999% as specified in such written notice; provided that (A) any such increase will not be effective until the 61st day after such notice is received by the Corporation; and (B) any such increase or decrease will apply only to the requesting holder and not to any other holder. In the event any conversion would result in the issuance of shares of Common Stock to any holder in excess of the Maximum Percentage, only that number of shares of Series A Preferred Stock which when converted would not result in such Holder exceeding the Maximum Percentage shall be subject to such applicable conversion, if any, and holder shall continue to hold any remaining shares of Series A Preferred Stock, the conversion of which would result in Holder exceeding the Maximum Percentage.

5.3       The Corporation’s Transfer Agent shall be authorized to promptly disclose the total outstanding shares of Common Stock to holders from time to time at the request of the holder in order for the Holder to determine its compliance with the Maximum Percentage.

5.4      The Corporation shall not be required to verify or investigate or confirm whether any conversion would exceed the Maximum Percentage, and instead the Corporation shall be able to rely on any notice of holder conversion as prima facie evidence of, and as a representation by, the applicable Holder, that such applicable conversion described in the notice of holder conversion would not result in a violation of the Maximum Percentage.

Section 6.          Redemption Rights. The shares of the Series A Preferred Stock shall not be subject to redemption

Section 7.        Notices. Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed received on the fourth Business Day after being deposited in the United States mail, postage prepaid. and addressed to each holder of record at his. her or its address appearing on the books of the Corporation. A "Business Day" shall be defined as any day other than a Saturday. Sunday or Federal holiday.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be duly executed on its behalf as of June ___, 2026.

Nu-Med Plus, Inc.

By:______________________

Its:_______________________

Printed Name:_______________________

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATIONS OF NU-MED PLUS, INC. ESTABLISHING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ITS SERIES X VOTING PREFERRED STOCK

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF VOTING AGREEMENT